Exhibit 23
                  Consent of Smith Elliott Kearns & Company, LLC


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


F&M Bancorp

     We hereby consent to the incorporation by reference in Amendment No. 2 to Form 8-K for F&M Bancorp dated January 30, 1997 of our report dated February 16, 1996, on the consolidated financial statements of Home Federal Corporation and Subsidiaries included in the Annual Report on Form 10-KSB of Home Federal Corporation for the year ended December 31, 1995.



                                     /s/ Smith Elliott Kearns & Company, LLC

                                         SMITH ELLIOTT KEARNS & COMPANY, LLC

Hagerstown, Maryland
January 30, 1997